EXHIBIT 99  FORM OF SUBSCRIPTION AGREEMENT

                                          SUBSCRIPTION AGREEMENT



Western Reserve Bancorp, Inc.
23 Public Square, Suite 220
Medina, Ohio  44256

 Gentlemen:

        The undersigned hereby subscribes for and agrees to purchase the number of shares of common stock, no par value (the "Shares"), of WESTERN RESERVE BANCORP, INC., an Ohio corporation (the "Company"), indicated below. The undersigned has executed and delivered this Subscription Agreement in connection with the Company's offering of Shares described in its Prospectus dated ________, 1998. (Such Prospectus, including any amendments and supplements thereto, is herein called the "Prospectus.")

        The undersigned agrees to purchase the Shares subscribed for herein for the purchase price of $20.00 per share and has herewith delivered to the Company a check made payable to MidAmerican National Bank & Trust Co., Escrow Agent in an amount equal to the aggregate purchase price of all Shares subscribed. The undersigned acknowledges receipt of a copy of the Prospectus.


---------------------------   --------------------------------------------------
Number of Shares              Please PRINT OR TYPE exact name(s) in
(minimum 250 shares)          which undersigned desires Shares to be registered.



---------------------------   --------------------------------------------------
________Total Subscription               Signature of Investor
Price (at $20.00 per share)

                              --------------------------------------------------
                                     Signature of Joint Investor, if any

                                 SUBSTITUTE W-9


Under the penalties of perjury, I certify that: (1) the Social Security Number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding.

INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN


_____________________________                   ________________________________
 Date                                           Signature


_____________________________                   ________________________________
 Area Code and Telephone No.                    Signature of Joint Owner, if any


_____________________________                   ________________________________
 Social Security or Federal                     Street Address
 Taxpayer Identification No.
                                                ________________________________
                                                City, State, Zip Code

 Please indicate the form of ownership desired for the shares:

    ____  Individual                      ____ Corporation
    ____  Joint tenants with right
          of survivorship                 ____ Partnership
    ____  Tenants in common               ____ Custodian
    ____  Trust                           ____ Other (please describe) _________

                                          ______________________________________

                         TO BE COMPLETED BY THE COMPANY

 Accepted as of ____________________, 1998, as to ____________________ Shares.

 WESTERN RESERVE BANCORP, INC.


 By:___________________________
 Edward J. McKeon
 President